UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2017

PIERIS PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-37471	EIN 30-0784346
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

255 State Street, 9th Floor

Boston, MA 02109

United States

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: 857-246-8998

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02: Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 17, 2017, Chau Q. Khuong stepped down from the Board of Directors (the “Board”) of Pieris Pharmaceuticals, Inc. (the “Company”). Mr. Khuong’s resignation was not a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Mr. Khuong previously served on the Company’s Audit Committee and Compensation Committee. Mr. Khuong will be replaced on the Audit Committee by Julian Adams, M.D., a Board member since July 2016.

Item 7.01: Regulation FD Disclosure.

The Board has appointed James Geraghty, one of the Company’s current directors, to serve as Chairman of the Board, replacing Mr. Khuong. Mr. Geraghty has served on the Board since May 2017 and is an industry leader with thirty years of strategic and leadership experience, including more than twenty years as a senior member of executive teams at biotechnology companies developing and commercializing innovative therapies.

Attached hereto as Exhibit 99.1 and incorporated by reference herein is a copy of the press release announcing Mr. Geraghty’s appointment as Chairman of the Board.

The information set forth under this “Item 7.01. Regulation FD Disclosure,” including the exhibits attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01: Financial Statements and Exhibits.

(d)     Exhibits.

99.1 Press Release dated November 21, 2017 announcing Mr.  Geraghty’s appointment as Chairman of the Board.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIERIS PHARMACEUTICALS, INC.

Dated: November 21, 2017	/s/ Allan Reine
Allan Reine
Chief Financial Officer